Exhibit 10.11(A)








                                                     March 1, 1995




                        Fort Howard Corporation
                        Management Equity Plan
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          The Management Investors Committee of the Fort Howard
Corporation Management Equity Plan (the "Plan") hereby amends,
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effective as of March 1, 1995 (the "1995 MEP Amendment"), the
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provisions of the Plan as follows:

          1. Section 1.2 is amended by deleting the definition of "Fair Market Value" and by substituting the following therefor:

               ""Fair Market Value" means, on any given date, the
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          closing price of the shares of Common Stock, as reported on the NASDAQ/National Market System for such date or such national securities exchange as may be designated by the Committee or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded."

          2. Section 1.2 is amended by deleting the definition of "Stockholders Agreement" and by substituting the following therefor:

               ""Stockholders Agreement" means the Stockholders
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          Agreement dated as of March 1, 1995, among the Company and the other parties thereto, as amended from time to time."

          3. Section 1.2 is amended by deleting (i) the definition of "Transfer Restriction Period" and (ii) all definitions that are used solely in Sections 6.1, 6.2, 6.3, 6.4, 6.5 and 6.6 (as in effect prior to the amendments set forth herein).

          4. The first sentence of Section 2.3 is amended in its entirety to read as follows:

          "The maximum aggregate number of shares of Common Stock that may be issued in connection with Options granted under the Plan (excluding the December 1988 Options, but after taking into account the 6.5-for-one stock split that is anticipated to occur and described in the Registration Statement filed with the Commission on November 23, 1994, as amended (the "Registration Statement")) shall be 696,150, subject to
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          adjustment as set forth in Section 8.3."






























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          5.   Section 3.1 is amended to add the following sentence to
     the end thereof:

          "The Exercise Price may also, in the Committee's sole discretion, be paid in the form of shares of Common Stock withheld by the Company from the shares that would otherwise have been received by a Management Investor upon exercise of the Vested Option (which shares shall be valued by the Committee at their fair market value, net of the applicable Exercise Price, as determined by the Committee in its sole discretion). In its discretion, the Committee may also permit a Management Investor to exercise a Vested Option through a "cashless exercise" procedure involving a broker or dealer approved by the Committee, provided that the
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          Management Investor has delivered an irrevocable notice of exercise (the "Notice") to the broker or dealer and such
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          broker or dealer agrees:  (A) to sell immediately the number of shares of Common Stock specified in the Notice to be acquired upon exercise of the Vested Option in the ordinary course of its business, (B) to pay promptly to the Company the aggregate Exercise Price (plus the amount necessary to satisfy any applicable tax liability) and (C) to pay to the Management Investor the balance of the proceeds of the sale of such shares over the amount determined under clause (B)
          of this sentence, less applicable commissions and fees; provided, however, that the Committee may modify the
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          provisions of this sentence to the extent necessary to
          conform the exercise of the Vested Option to Regulation T of the Exchange Act."

          6. The first sentence of Section 3.3 is amended in its entirety to read as follows:

          "All Options granted under the Plan shall vest and become exercisable ("Vested Options") as of the effective date of
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          the 1995 MEP Amendment."

          7. Section 5.1 is amended in its entirety to read as follows:

               "Stockholders Agreement.  Each Management Investor who
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          purchases a share of Common Stock pursuant to the Plan prior to the effective date of the 1995 MEP Amendment shall, on or prior to the first issuance of Common Stock to such Management Investor, agree to become a "Holder" for the purposes of the Stockholders Agreement and to be bound by all the terms of the Stockholders Agreement applicable to such a Holder, and to be entitled to the benefits of a Holder thereof. Notwithstanding any conflicting provision in the applicable Agreement, no Management Investor, other than the Management Investors described in the preceding sentence, shall be deemed to be a Holder for the purposes of the Stockholders Agreement with respect to any shares of Common Stock acquired upon exercise of Vested Options."


























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          8.   Section 5.2 is amended in its entirety to read as
     follows:

               "General Restrictions on Transfer.  A Management
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          Investor  may not Sell (as defined below) any Common Stock or any interest therein (i) for the period ending 180 days after the effective date of the Registration Statement or
          (ii) following the expiration of such 180-day period, except in compliance with the Securities Act and any applicable state securities laws. Subject to Section 5.6 hereof, no Option (whether or not a Vested Option) or any right or interest therein may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of (collectively, "Sell"). A Vested Option can only be exercised in
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          accordance with the terms of the Plan and the applicable
          Agreement. No transfer of Common Stock in violation of the Plan shall be made or recorded on the books of the Company and any such transfer shall be void and of no effect."

          9. The legend set forth in Section 5.3 is amended in its entirety to read as follows:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

          10. The first sentence of Section 5.5 is amended by deleting the words "pursuant to Section 5.6 hereof (other than paragraph (a) thereof)" and inserting the words "(other than a transfer of Vested Options pursuant to Section 5.6 hereof)" after the words "Common Stock or any interest therein".

          11. Section 5.6 is amended in its entirety to read as follows:

               "SECTION 5.5.  Certain Permitted Transfers.  Each
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          Management Investor shall have the right to Sell Vested
          Options to a Permitted Transferee (as defined below). For purposes of the Plan, the term "Permitted Transferee" means
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          a Person to whom a transfer is made by will or the laws of descent and distribution upon the death of any Management Investor; provided that no transfer pursuant to this Section
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          5.5 shall be given effect on the books of the Company unless and until the transferee shall agree in writing, in form and substance satisfactory to the Company, to become, and becomes, bound by all the terms of the Plan, the applicable Agreement and, at the option of the Company, the Stockholders Agreement. Anything to the contrary contained herein notwithstanding, no transfer from a Management Investor or any Permitted Transferee shall be made or recorded on the stock transfer records of the Company if, as a result thereof, the Company would be required to register any Common Stock under the Securities Act, the Exchange Act, or






















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                                   4

          any applicable state securities or "blue sky" laws or would become subject to or would be in violation of the Investment Company Act."

          12. Article VI is amended by deleting Sections 6.1, 6.2, 6.3, 6.4, 6.5 and 6.6 thereof and by renumbering Sections 6.7 and
     6.8 as Sections 6.1 and 6.2, respectively.

          13. The first sentence of Section 7.2 is amended by (x) deleting the words "A Management Investor shall agree" and by substituting therefor "Notwithstanding any conflicting provision in the applicable Agreement, each Management Investor shall be deemed to have agreed" and (y) deleting the portion of such sentence that follows the words "in the event of such breach," and by substituting the following therefor:

          "in the case of any Vested Options exercised within six months of (or subsequent to) such termination of employment, promptly pay to the Company an amount in cash equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise of such Vested Options and the Exercise Price of such Vested Options multiplied by the number of shares of Common Stock subject to such Vested Options."

          14. The second sentence of Section 7.2 is amended by (x) deleting the words "A Management Investor shall also agree" and by substituting therefor "Notwithstanding any conflicting provision in the applicable Agreement, each Management Investor shall be deemed to have agreed" and (y) deleting the words "clause (i) or (ii) of" and ", as applicable".

          Each of the foregoing amendments to the Plan shall, where applicable, be deemed to be an amendment to the corresponding provision set forth in each applicable Agreement (as defined in the Plan), and in the event of any conflict or inconsistency between the Plan, as amended, and any such Agreement, as deemed to be amended, the Plan shall govern.




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                           Donald H. DeMeuse




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                           Kathleen J. Hempel